Exhibit 10.6

RELEASE

THIS RELEASE (“Release”) is made effective December 8, 2023 (“Effective Date”) by and among HALL OF FAME RESORT & ENTERTAINMENT COMPANY, a Delaware corporation (“HOF Resort & Entertainment”), HOF VILLAGE NEWCO, LLC, a Delaware limited liability company (“HOF Newco”), HOF VILLAGE YOUTH FIELDS, LLC, a Delaware limited liability company (“HOF Youth Fields”), HOF VILLAGE RETAIL I, LLC, a Delaware limited liability company (“Retail I”), and HOF VILLAGE RETAIL II, LLC, a Delaware limited liability company (“Retail II” ; each of HOF Resort & Entertainment, Newco, HOF Youth Fields, Retail I, and Retail II is individually referred to herein as a “Borrower,” and they are collectively referred to herein as “Borrowers”), in favor of CH CAPITAL LENDING, LLC, a Delaware limited liability company, in its capacity as administrative agent for the Lenders under the Loan Agreement and HOF/Newco Loan Modification Documents (together with its successors and assigns in such capacity, “Administrative Agent”), and CH CAPITAL LENDING, LLC, a Delaware limited liability company, (together with its successors and/or assigns in its capacity as a Lender under the Loan Agreement, the HOF/Newco Loan Modification Documents, and the Retail I/II Loan Documents (as defined below), “Lender”).

PRELIMINARY STATEMENTS:

A. HOF Resort & Entertainment, HOF Newco, HOF Youth Fields, Administrative Agent, and Lender are parties to that certain Term Loan Agreement dated December 1, 2020, (a) as amended by Amendment Number 1 to Term Loan Agreement dated January 28, 2021, Amendment Number 2 to Term Loan Agreement dated February 15, 2021, Amendment Number 3 to Term Loan Agreement dated August 30, 2021, Amendment Number 4 to Term Loan Agreement dated August 30, 2021, and Amendment Number 5 to Term Loan Agreement dated December 15, 2021, (b) as assigned to Administrative Agent and Lender pursuant to that certain Assignment of Loan and Loan Documents, dated March 1, 2022, by and among Aquarian Credit Funding LLC, as the previous Administrative Agent, Investors Heritage Life Insurance Company, as the previous Lender, and CH Capital Lending, LLC, as the new Administrative Agent and the new Lender, (c) as affected by that certain Assumption and Joinder Agreement to Loan Agreement, dated as of March 1, 2022, executed and delivered by HOFV Youth Fields to Administrative Agent, and (d) as further amended by Amendment Number 6 to Term Loan Agreement dated March 1, 2022, Amendment Number 7 to Term Loan Agreement dated July 31, 2022, and Amendment Number 8 to Term Loan Agreement dated November 7, 2022, as modified by that certain Modification Agreement effective as of October 6, 2023 (all of the foregoing, collectively, the “Loan Agreement”).

B. HOF Resort & Entertainment, HOF Newco, HOF Youth Fields and Lender entered into (i) that certain Amendment Number 9 To Term Loan Agreement dated as of the Effective Date, (ii) that certain Fifth Amendment to and Spreader of Pledge and Security Agreement dated as of the Effective Date, (iii) that certain Third Amendment to and Spreader of Mortgage dated as of the Effective Date, and (iv) that certain First Amendment to the Second Amended and Restated Promissory Note dated as of the Effective Date (collectively, the “HOF/Newco Loan Modification Documents” and, together with the Loan Agreement, collectively the “HOF/Newco Loan Documents”), which, among other items, had the effect of increasing the amount available to be advanced from Lender to Borrowers by Four Million Six Hundred Thousand Dollars ($4,600,000) (the “Additional Advance Amount”).

C. Retail I, Retail II, and The Huntington National Bank (“HNB”) entered into that certain Loan Agreement dated September 27, 2022 (the “Original Retail I/II Loan Agreement”), under the terms of which HNB agreed to loan up to Ten Million Dollars ($10,000,000) for the purpose of financing improvements to two certain leasehold parcels of real property in the project commonly referred to as Hall of Fame Village located in the City of Canton, Stark County, Ohio, as more fully described in the Loan Agreement.

D. Lender has succeeded to the rights and obligations of HNB under the Original Retail I/II Loan Agreement pursuant to that certain Assignment of Note, Security Instrument and Other Loan Documents dated as of September 21, 2023 (the “Assignment”), and is now the holder of that certain Promissory Note dated September 27, 2022 (the “Original Retail I/II Note”) in the principal amount of $10,000,000 in which HNB is payee and Retail I and Retail II are makers.

E. The Original Retail I/II Loan Agreement was modified pursuant to the terms of (i) that certain Joinder and First Amendment to Loan Agreement entered into by and between HOF Resort & Entertainment, Retail I, Retail II and Lender dated September 21, 2023 (the “First Amendment”), (ii) that certain Second Amendment to Loan Agreement by and between HOF Resort & Entertainment, Retail I, Retail II and Lender dated October 6, 2023 (the “Second Amendment”), (iii) that certain Third Amendment to Loan Agreement by and between HOF Resort & Entertainment, Retail I, Retail II and Lender dated October 16, 2023 (the “Third Amendment”), and (iv) that certain Fourth Amendment to Loan Agreement by and between HOF Resort & Entertainment, Retail I, Retail II and Lender dated November 21, 2023 and effective September 21, 2023 (all of the foregoing, collectively, the “Retail I/II Loan Agreement”).

F. The Retail I/II Loan Agreement is secured by certain collateral as set forth in that certain Security Agreement by and between HOF Resort & Entertainment, Retail I, Retail II and Lender dated November 16, 2023 and effective September 21, 2023 (the “Retail I/II Security Agreement”) and the secured interests under the Retail I/II Security Agreement were incorporated into the Retail I/II Loan Agreement by the Fourth Amendment.

G. HOF Resort & Entertainment, Retail I, Retail II and Lender entered into that certain (i) Fifth Amendment to Loan Agreement as of the Effective Date (the “Retail I/II Fifth Amendment”) , and (ii) First Amended and Restated Promissory Note as of the Effective Date (the Retail I/II A&R Note” which, together with the Retail I/II Loan Agreement, the Retail I/II Fifth Amendment, the Original Retail I/II Note, and the Retail I/II A&R Note, collectively, the “Retail I/II Loan Documents”) which, among other items, had the effect of further waiving the conditions to disbursement under the terms of the Retail I/II Loan Agreement and Original Retail I/II Note up to the maximum amount of $10,000,000 (the “Retail I/II Advance Amount”).

H. In connection with the Lender’s agreement to the Additional Advance Amount and the Retail I/II Advance Amount, Lender has required that Borrowers and their affiliates and subsidiaries execute this Release in order to evidence the release of Lender and all of their affiliates and subsidiaries of any claims and liability.

Release Agreement

NOW, THEREFORE, in consideration of the mutual agreements herein contained and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, and subject to the conditions set forth herein, the parties hereto hereby agree as follows:

1. Lender Release; Additional Matters. In consideration of Lender’s agreement to advance the Additional Advance Amount and the Retail I/II Advance Amount, Borrowers, on behalf of themselves and their respective members, shareholders, managers, directors, officers, employees, attorneys, agents, fiduciaries, affiliates, and subsidiaries (collectively, the “Borrower Parties”), hereby release and forever discharge Lender and its and their respective members, shareholders, managers, directors, officers, employees, attorneys, agents, fiduciaries, affiliates, and subsidiaries including, without limitation, (a) Midwest Lender Fund, LLC, (b) JKP Financial, LLC, (c) Industrial Realty Group, LLC, (d) IRG, LLC, (e) IRG Canton Village Member, LLC, (f) IRG Canton Village Manager, LLC, and (g) Industrial Realty Group, Inc. (collectively, the “Lender Parties”), from any and all claims, demands, liabilities, judgments, executions, suits, debts, obligations, damages and expenses of any and every character, known or unknown, direct and/or indirect, at law or in equity, of whatsoever kind or nature (collectively, the “Released Claims”), for or because of any matter or things done, omitted or suffered to be done by any of the Lender Parties prior to and including the Effective Date (the “Release Period”) and whether the Released Claims are asserted or brought before or after the expiration of the Release Period, and in any way directly or indirectly arising out of, connected with or related to the Borrower Parties and the entire Hall of Fame transaction in any manner whatsoever, including, without limitation, any agreement or instrument executed in connection therewith and all of the foregoing documents and instruments.

Notwithstanding the foregoing, Industrial Realty Group, LLC (“Guarantor”) agreed to provide a completion guaranty for construction of the waterpark as described in that certain Financing Proposal dated November 7, 2022, clarified by and subject to the following terms and conditions: (1) the entire capital stack for the completion of the waterpark to a full operable condition must be irrevocably committed and closed as a condition to the effectiveness of the completion guaranty; (2) Guarantor must be provided all due diligence and budgets to the same extent as provided to capital stack participants; (3) no payment guaranty will be provided by Guarantor; (4) capital stack participants shall in fact disburse all funds, whether equity, debt or other form, as a condition to effectiveness of the completion guaranty; and (5) a fully executed fixed or guaranteed maximum price contract with any applicable amendments thereto (“GMP”) in a form reasonably approved by Guarantor and containing customary contingency reserves and also including all required waterpark equipment, machinery and business fixtures, shall be effective on the closing date for the entire capital stack in order for the completion guaranty to be effective. Any changes to the foregoing including any amendments to the GMP after the date hereof may be approved by Guarantor in its reasonable discretion. Nothing contained herein shall release Industrial Realty Group, Inc. (“IRG Inc.”) from any obligations it may have under that certain commitment letter, dated October 24, 2022, originally issued to provide financing for the hotel project, subject to standard and customary lending criteria and IRG Inc.’s right to complete due diligence in its reasonable discretion.

Release Agreement

Borrowers do hereby ratify, affirm, reaffirm, acknowledge, confirm, and agree that the HOF/Newco Loan Documents and the Retail I/II Loan Documents represent the valid, enforceable and collectible obligations of Borrowers. To the extent that any payment or payments made to (i) Administrative Agent for Lenders or to Lender under the HOF/Newco Loan Documents, or to (ii) Lender under the Retail I/II Loan Documents, as each may be amended, are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, to Borrowers, whether directly or indirectly as a debtor-in-possession, or to a receiver or any other party under any bankruptcy law, or other state or federal law, then the portion of the indebtedness of Borrowers intended to have been satisfied by such payment or payments will be revived and will continue in full force and effect as if such payment or payments had never been received by Administrative Agent or Lender.

2. Electronic Signatures. Transmission of a signature by facsimile or email or in .pdf format shall bind the signing party to the same degree as the delivery of a signed original or electronic signature. This Release may be executed by way of electronic signatures (including, but not limited to, by way of electronic signatures generated by “DocuSign,” “Adobe Sign” or similar programs or replacements thereto) and that neither this Release, nor any part or provision of this Release, shall be challenged or denied any legal effect, validity and/or enforceability solely on the grounds that it is in the form of an electronic record.

3. Integration.  This Release constitutes an integrated contract expressing the final, entire and exclusive agreement between the parties with respect to the subject matter hereof and supersedes any and all prior and contemporaneous agreements, negotiations, representations, communications and understandings of the parties, oral or written. Each party has made such investigation of the facts pertaining to this Release and all matters pertaining hereto as it has determined necessary. No representation, promise, inducement or statement of intention has been made by any party of any manner or type whatsoever which is not set forth herein, and no party shall be bound by or liable for any alleged representation, promise, inducement or statement of intention not set forth herein.

4. Authority.  Each person executing this Release on behalf of a party hereto represents and warrants that he or she has the authority to bind his or her principal or party to this Release.

5. Counterparts. This Release may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original but all of which when taken together shall constitute a single contract.

6. Governing Law. This Release shall be governed by, and construed in accordance with, the laws of the State of Ohio without regard to any conflicts of law principles that would direct the application of the laws of any jurisdiction.

(the next pages are the signature pages)

Release Agreement

IN WITNESS WHEREOF, the undersigned has caused this Release to be executed as of the Effective Date for the sole and only purpose of acknowledging its obligation to provide the Completion Guaranty described in the second paragraph of Section 1 of this Release, subject to all of the terms and conditions of said second paragraph of Section 1.

Industrial Realty Group, LLC

By:	/s/ John A. Mase
John A. Mase, Chief Executive Officer

Release Agreement

IN WITNESS WHEREOF, the parties have caused this Release to be executed as of the Effective Date.

BORROWERS:

HALL OF FAME RESORT & ENTERTAINMENT COMPANY,
a Delaware corporation
HOF VILLAGE NEWCO, LLC
HOF VILLAGE YOUTH FIELDS, LLC
HOF VILLAGE RETAIL I, LLC
HOF VILLAGE RETAIL II, LLC
each, a Delaware limited liability company

By:	/s/ Michael Crawford
Name:	Michael Crawford
Title:	President and Chief Executive Officer

Release Agreement

IN WITNESS WHEREOF, the parties have caused this Release to be executed as of the Effective Date.

In consideration for the extension of additional credit to Borrowers which are affiliates or parent entities of each of the following limited liability companies, and which will benefit directly or indirectly from such additional credit for the operation of their own business matters, the undersigned hereby execute this Release for the purpose of agreeing to the provisions, terms and conditions of this Release:

HOF VILLAGE CENTER FOR PERFORMANCE, LLC
HOF VILLAGE CONCESSIONS LLC
HOF VILLAGE HOTEL II, LLC
HOF VILLAGE HOTEL I, LLC
HOF VILLAGE HOTEL WP, LLC
HOF VILLAGE LAND, LLC
HOF VILLAGE MEDIA GROUP, LLC
HOF VILLAGE PARKING, LLC
HOF VILLAGE PARKING MANAGEMENT I, LLC
HOF VILLAGE PLAY ACTION PLAZA, LLC
HOF VILLAGE RESIDENCES I, LLC
HOF VILLAGE RESTAURANT MANAGEMENT, LLC
HOF VILLAGE SPORTS BUSINESS, LLC
HOF VILLAGE STADIUM, LLC
HOF VILLAGE WATERPARK, LLC
HOF VILLAGE CENTER FOR EXCELLENCE, LLC
HOF EXPERIENCE, LLC
YOUTH SPORTS MANAGEMENT, LLC

By:	/s/ Michael Crawford
Name:	Michael Crawford
Title:	President and Chief Executive Officer

Release Agreement